SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report


                Filed pursuant to Section 12, 13, or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 28, 1998




                               MOTHERS WORK, INC.
                 (Exact name of issuer as specified in charter)




          DELAWARE                     0-21196              13-3045573
 (State or Other Jurisdiction         Commission         (I.R.S. Employer
of Incorporation or Organization)     file number      Identification Number)




                              456 North 5th Street
                             Philadelphia, PA 19123
                    (Address of principal executive offices)


                                 (215) 873-2200
              (Registrant's telephone number, including area code)

Item 5. Other Events.

         On August 28, 1998 the Company announced the appointment of William A Schwartz, Jr. to its Board of Directors to fill the remainder of the term of Mr. Marvin S. Traub. Mr. Schwartz is the President of U.S. Vision, Inc. ("USV"), one of the nation's largest optical retailers trading on The Nasdaq National Market under the symbol "USVI." Mr. Schwartz has more than 40 years experience in the optical retail industry. Prior to his arrival at USV in 1995, Mr. Schwartz had served as president and chief executive officer of Royal International Optical Corporation for six years. Mr. Schwartz also serves as a member of the board of directors of USV and Commerce Bank, a New Jersey banking institution with 76 branches serving Eastern Pennsylvania, New Jersey and Delaware trading on the New York Stock Exchange under the symbol "CBH."

         In connection with Mr. Schwartz's appointment, the Company will grant Mr. Schwartz, at the next annual meeting of the Company's stockholders (the "Annual Meeting"), options to purchase 2,000 shares of the Company's common stock at a price equal to the fair market value on the day prior to the grant date. Mr. Schwartz's term as a director of the Company will expire at the 2000 Annual Meeting.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1     Press release dated July 9, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   MOTHERS WORK, INC.


Date:  September 16, 1998                          By: /s/ Thomas Frank
                                                       ------------------
                                                   Thomas Frank, Chief
                                                   Financial Officer

                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------
   99.1                   Press release dated August 28, 1998.